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                            TRAVELCENTERS OF AMERICA, INC.

                              1997 STOCK INCENTIVE PLAN






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                            TRAVELCENTERS OF AMERICA, INC.
                              1997 STOCK INCENTIVE PLAN

                                      ARTICLE 1

                                       GENERAL

         1.1 PURPOSE. The purpose of this TravelCenters of America, Inc. 1997 Stock Incentive Plan (the "Plan") is to provide for certain officers, directors and key employees of TravelCenters of America, Inc. (the "Company") and certain of its Affiliates an equity-based incentive to maintain and enhance the performance and profitability of the Company.

         1.2  ADMINISTRATION.

              (a) The Plan shall be administered by a committee (the "Committee") which shall be either (i) the Board of Directors of the Company (the "Board") or (ii) a committee composed of two or more members of the Board designated by the Board to administer the Plan. It is expected (although not required) that each director designated to serve on the Committee be a "Non-Employee Director" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Act") or any successor rule thereto, and an "outside director" (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")) during any period when, and to the extent that, Rule 16b-3 and Code section 162(m), respectively, are applicable to the Company and the Plan; provided, however, that the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.

              (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Plan agreements executed pursuant to the Plan,
(iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

              (c) The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive.

              (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

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                                                                             2

         1.3 PERSONS ELIGIBLE FOR AWARDS. Awards under the Plan may be made to such officers, directors and executive, managerial, professional or other employees ("key personnel") of the Company or its Affiliates, as the Committee shall from time to time in its sole discretion select.

         1.4  TYPES OF AWARDS UNDER PLAN.

              (a) Awards may be made under the Plan in the form of (i) stock options ("options"), (ii) stock appreciation rights related to an option ("related stock appreciation rights"), and (iii) stock appreciation rights not related to any option ("unrelated stock appreciation rights"), all as more fully set forth in Article II.

              (b) Options granted under the Plan may be either (i) "nonqualified" stock options subject to the provisions of Code section 83, or
(ii) options intended to qualify for incentive stock option treatment described in Code section 422.

              (c) All options when granted are intended to be nonqualified stock options, unless the applicable Plan agreement explicitly states that an option is intended to be an incentive stock option. If an option is intended to be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a nonqualified stock option appropriately granted under the Plan provided that such option (or portion) otherwise meets the Plan's requirements relating to nonqualified stock options.

         1.5  SHARES AVAILABLE FOR AWARDS.

              (a) Subject to Sections 2.2(c) (relating to adjustments for payments covering fractional shares) and 3.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which options and unrelated stock appreciation rights may be granted under the Plan shall be equal to the excess (if any) of (i) 750,000 shares of Common Stock, over (ii) the sum of (A) the number of shares of Common Stock subject to outstanding options and outstanding unrelated stock appreciation rights granted under the Plan, (B) the number of shares previously issued pursuant to the exercise of options granted under the Plan, and (C) the number of shares in respect of which related and unrelated stock appreciation rights granted under the Plan shall have previously been exercised. In accordance with (and without limitation upon) the preceding sentence, shares of Common Stock covered by options or unrelated stock appreciation rights granted under the Plan which expire, terminate, or are canceled for any reason whatsoever without the grantee (or the grantee's beneficiary) having enjoyed any of the benefits of stock ownership (other than voting rights or dividends that are forfeited) shall again become available for awards under the Plan.

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                                                                             3

              (b) Shares of stock that shall be subject to issuance pursuant to the Plan shall be authorized and applicable unissued or treasury shares of Common Stock.

              (c) Without limiting the generality of the foregoing, the Committee may cancel any award granted under the Plan and issue a new award in substitution therefor upon such terms as the Committee may in its sole discretion determine (provided that the substituted award shall satisfy all applicable Plan requirements as of the date such new award is made) without the grantee's consent, where (unless the applicable Plan agreement (as defined in Section 1.7(a)) otherwise provides) the substituted award confers upon the grantee, until exercised, substantially the same economic benefit inherent in the replaced award, taking into account any post-exercise puts and calls, etc., and with the grantee's consent if otherwise.

              (d) In any calendar year, a participant eligible for awards under the Plan may not be granted options and/or stock appreciation rights under the Plan covering a combined total of more than 150,000 shares of Common Stock.

         1.6  DEFINITIONS OF CERTAIN TERMS.

              (a) The term "Affiliate" as used herein means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

              (b) The term "Common Stock" as used herein means the shares of common stock, par value $.01 per share, of the Company as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

              (c) Except as otherwise determined by the Committee in its sole discretion, the "Fair Market Value" of a share of Common Stock as of any date and in respect of any share of Common Stock shall be the mean between the high and low sales prices of a share of Common Stock on such date as reported on the New York Stock Exchange if shares of Common Stock are then trading upon such exchange, or if not, then such average on such other stock exchange on which shares of the Common Stock are principally trading, if any, or if the shares are not then listed on a stock exchange, then such average in over the counter trading, or if the shares are not publicly traded, then, as otherwise reasonably determined by the Committee in its sole discretion in accordance with Appendix A hereto and as set forth in the relevant Plan agreement. In no event shall the Fair Market Value of any share be less than its par value.

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                                                                             4

         1.7  AGREEMENTS EVIDENCING AWARDS.

              (a) Options and stock appreciation rights granted under the Plan shall be evidenced by written agreements. Any such written agreements shall
(i) contain such provisions not inconsistent with the terms of the Plan as the Committee may in its sole discretion deem necessary or desirable, and (ii) be referred to herein as "Plan agreements."

              (b) Each Plan agreement with respect to the granting of an option shall set forth the number of shares of Common Stock subject to the option granted thereby.

              (c) Each Plan agreement with respect to the granting of a related stock appreciation right shall set forth the number of shares of Common Stock subject to the option related to the stock appreciation right granted thereby. Each Plan agreement with respect to the granting of an unrelated stock appreciation right shall set forth the number of stock appreciation rights granted thereby.

              (d) Each Plan agreement with respect to the granting of an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company in connection with the exercise of the option evidenced thereby. Except as otherwise determined by the Committee with respect to nonqualified stock options, the option exercise price per share shall not be less than the Fair Market Value of a share of Common Stock on the date the option is granted. In the case of options intended to be incentive stock options, the option exercise price per share shall not be less than the Fair Market Value of a share of Common Stock on the date the option is granted.

              (e) Each Plan agreement with respect to a stock appreciation right shall set forth the amount (the "appreciation base") over which appreciation will be measured upon exercise of the stock appreciation right evidenced thereby. Except as otherwise determined by the Committee, the appreciation base per share of Common Stock subject to a stock appreciation right shall not be less than (i) in the case of an unrelated stock appreciation right, the Fair Market Value of a share of Common Stock on the date the stock appreciation right is granted, or (ii) in the case of a related stock appreciation right, the option exercise price per share of Common Stock subject to the related option.

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                                                                             5

                                      ARTICLE 2

                                  STOCK OPTIONS AND
                              STOCK APPRECIATION RIGHTS

         2.1 GRANT OF STOCK OPTIONS. The Committee may grant options to purchase shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

         2.2  GRANT OF STOCK APPRECIATION RIGHTS.

              (a) RELATED STOCK APPRECIATION RIGHTS. The Committee may grant a related stock appreciation right in connection with all or any part of an option granted under the Plan, either at the time the related option is granted or any time thereafter prior to the exercise, termination or cancellation of such option, and subject to such terms and conditions as the Committee shall from time to time determine, subject to the terms of the Plan. The grantee of a related stock appreciation right shall, subject to the terms of the Plan and the applicable Plan agreement, have the right to surrender to the Company for cancellation all or a portion of the related option granted under the Plan, but only to the extent that such option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate Fair Market Value of the shares of Common Stock subject to the option or portion thereof (determined as of the date of exercise of such stock appreciation right), over (ii) the aggregate appreciation base (determined pursuant to Section 1.7(e)) of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered.

              (b) UNRELATED STOCK APPRECIATION RIGHTS. The Committee may grant an unrelated stock appreciation right in such amount and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. The grantee of an unrelated stock appreciation right shall, subject to the terms of the Plan and the applicable Plan agreement, have the right to surrender to the Company for cancellation all or a portion of such stock appreciation right, but only to the extent that such stock appreciation right is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate Fair Market Value of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered (determined as of the date of exercise of such stock appreciation right), over (ii) the aggregate appreciation base (determined pursuant to Section 1.7(e)) of the shares of Common Stock subject to the stock appreciation right or portion thereof.

              (c) PAYMENT. Payment due to the grantee upon exercise of a stock appreciation right shall be made in cash and/or in Common Stock (valued at the Fair Market Value thereof as of the date of exercise), as determined by the


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Committee in its sole discretion.  If the Committee shall determine to make all of such payments in Common Stock, any payments covering fractional shares of Common Stock shall be rounded up to the next whole share, and no fractional shares shall be issued and no cash payments shall be made in lieu of fractional shares.

         2.3 EXERCISE OF RELATED STOCK APPRECIATION RIGHT REDUCES SHARES SUBJECT TO OPTION. Upon any exercise of a related stock appreciation right or any portion thereof, the number of shares of Common Stock subject to the related option shall be reduced by the number of shares of Common Stock in respect of which such stock appreciation right shall have been exercised.

         2.4 EXERCISABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS. Subject to the other provisions of this Plan:

              (a) EXERCISABILITY DETERMINED BY PLAN AGREEMENT. Each Plan agreement shall set forth the period during which and the conditions subject to which the option or stock appreciation right evidenced thereby shall be exercisable, as determined by the Committee in its sole discretion.

              (b) DEFAULT PROVISIONS. Unless the applicable Plan agreement otherwise specifies, subject to Section 2.7:

                 (i) no option or stock appreciation right shall vest or become exercisable prior to the December 31 in the year of grant,

                (ii) annual options and stock appreciation rights granted under the Plan shall become fully vested and exercisable on the December 31 in the year of grant provided that the Committee determines that the applicable performance targets established by the Committee have been met (and if the applicable performance targets have not been met then such awards shall not vest or become exercisable and shall be forfeited), and

               (iii) each option or stock appreciation right which has become vested and exercisable in accordance with the foregoing clauses shall remain vested and exercisable through December 31, 2006, after which date all such options and stock appreciation rights shall terminate and cease to be exercisable.

              (c) EXERCISE OF RELATED STOCK APPRECIATION RIGHT. Unless the applicable Plan agreement otherwise provides, a related stock appreciation right shall be exercisable at any time during the period that the related option may be exercised.

              (d) PARTIAL EXERCISE PERMITTED. Unless the applicable Plan agreement otherwise provides, an option or stock appreciation right granted under the


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                                                                             7

Plan may be exercised from time to time as to all or part of the shares as to which such option or stock appreciation right shall then be exercisable.

              (e)  NOTICE OF EXERCISE; EXERCISE DATE.

                   (i) An option or stock appreciation right shall be exercisable by the filing of a written notice of exercise with the Company, on such form as shall be provided to the Optionee by the Committee and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 2.6.

                  (ii) Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, the date of exercise of an option or unrelated stock appreciation right shall be the date the Company receives such written notice of exercise.

                 (iii) For purposes of the Plan, the "option exercise date" shall be deemed to be the sixth business day immediately following the date written notice of exercise is received by the Company.

         2.5 LIMITATION ON EXERCISE. Notwithstanding any other provision of the Plan, no Plan agreement shall permit an award to be exercisable more than ten (10) years after the date of grant or after December 31, 2006.

         2.6  PAYMENT OF OPTION PRICE.

              (a) TENDER DUE UPON NOTICE OF EXERCISE. Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, (i) any written notice of exercise of an option shall be accompanied by payment of the full purchase price for the shares being purchased, and (ii) the grantee shall have no right to receive shares of Common Stock with respect to an option exercise prior to the option exercise date.

              (b) MANNER OF PAYMENT. Payment of the option exercise price shall be made in any combination of the following:

                 (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee);

                (ii) with the consent of the Committee in its sole discretion, by personal check (subject to collection), which may in the Committee's discretion be deemed conditional;

               (iii) if and to the extent provided in the applicable Plan agreement, by delivery of previously acquired shares of Common Stock owned


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                                                                             8

    by the grantee for at least six months (or such other period as the Committee may prescribe that will not result in the imposition of "variable accounting") having a Fair Market Value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under section 16(b) of the Act and does not require any Consent (as defined in Section 3.2); and

                (iv) with the consent of the Committee in its sole discretion, by the promissory note and agreement of the grantee providing for payment with interest on the unpaid balance accruing at a rate not less than needed to avoid the imputation of income under Code section 7872 and upon such terms and conditions (including the security, if any, therefor) as the Committee may determine. Any promissory note issued in accordance with this Section 2.6(b)(iv) shall be secured by the stock issued in connection with delivery of such note and shall provide for full recourse against the grantee, unless the Committee otherwise determines.

              (c) CASHLESS EXERCISE. Payment in accordance with clause (iii) of Section 2.6(b) may be deemed to be satisfied, if and to the extent provided in the applicable Plan agreement, (i) if the Common Stock is publicly traded (as described in Section 1.6(c)), by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee's direction at the time of exercise, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under section 16(b) of the Act and does not require any Consent (as defined in Section 3.2), or (ii) if the Common Stock is not publicly traded (as described in Section 1.6(c)) by tender to the Company for cancellation options covering shares of Common Stock of such number (rounded, if not a whole number to the next highest whole number) that the spread between the option exercise price and the Put Purchase Price (as defined in Appendix B) of such shares is sufficient to pay for the number of shares being purchased.

              (d) ISSUANCE OF SHARES. As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Section 3.2, deliver to the grantee one or more certificates for the shares of Common Stock so purchased, which certificates may bear such legends as the Company may deem appropriate concerning restrictions on the disposition of the shares in accordance with applicable securities laws, rules and regulations or otherwise.

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         2.7  TERMINATION OF EMPLOYMENT.  Subject to the other provisions of the Plan and unless the applicable Plan agreement otherwise provides:

              (a) GENERAL RULE. All options and stock appreciation rights granted to a grantee shall terminate upon his termination of employment for any reason (including death) except to the extent post-employment exercise of the vested portion of an option or stock appreciation right is permitted in accordance with this Section 2.7. The "vested portion" of any option or stock appreciation right shall mean the portion thereof which is vested (whether or not then exercisable) immediately prior to the grantee's termination of employment for any reason.

              (b) IMPROPER ACTIVITY; QUIT. All options and stock appreciation rights granted to a grantee shall terminate and expire on the day the grantee's employment is terminated for cause or the grantee quits employment, whether or not he is a party to a written employment contract. For purposes of this
Section 2.7, a grantee's employment shall be deemed to be terminated for "cause" if, in the case of a grantee who has an employment agreement with the Company or any Affiliate, he is terminated for cause pursuant to the terms of such agreement, and in all other cases if he is discharged (i) on account of fraud, embezzlement or other unlawful or tortious conduct, or conduct involving dishonesty or moral turpitude, whether or not involving or against the Company or any Affiliate, (ii) for violation of a significant policy of the Company or any Affiliate or willful repeated failure to follow directions of the Board of Directors or a senior executive officer, (iii) for serious and willful acts of misconduct detrimental to the business or reputation of the Company or any Affiliate or grantee's conviction of, or plea of guilty or NOLO CONTENDERE to, any crime that constitutes a felony or involves dishonesty or moral turpitude.

              (c) REGULAR TERMINATION; LEAVES OF ABSENCE. If the grantee's employment terminates for reasons other than as provided in subsection (b) or
(d) of this Section 2.7, the portion of options and stock appreciation rights granted to such grantee which were vested and exercisable immediately prior to such termination of employment may be exercised until the earlier of (a) 30 days after his termination of employment or (b) the date on which such options and stock appreciation rights terminate or expire in accordance with the provisions of the Plan (other that this Section 2.7) and the Plan agreement; provided, that the Committee may in its sole discretion determine such other period for exercise (i) with respect to any portion of options and stock appreciation rights which were vested but not exercisable immediately prior to such termination of employment and (ii) in the case of an individual whose employment terminates solely because his employer ceases to be an Affiliate or he transfers his employment with the Company's consent to a purchaser of a business disposed of by the Company. The Committee may in its discretion determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for


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                                                                             10

purposes of the Plan, and (ii) the impact, if any, of any such leave on outstanding awards under the Plan.

              (d) DEATH. If a grantee's employment terminates by reason of death, or if a grantee's employment terminates in the manner described in
Section 2.7(c) and he dies within the period for exercise provided for therein, the options and stock appreciation rights vested and exercisable by him immediately prior to his death shall be exercisable by the person to whom such options and stock appreciation rights pass under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (a) one year after the grantee's death or (b) the date on which such options and stock appreciation rights terminate or expire in accordance with the provisions of the Plan (other than this Section 2.7) and the Plan agreement; provided, that the Committee may in its sole discretion determine such other period for exercise with respect to any portion of options and stock appreciation rights which were vested but not exercisable by the grantee immediately prior to his death.

         2.8 CALL AND PUT OPTIONS. Unless the applicable Plan agreement otherwise provides,

              (a) CALL OPTION OF COMPANY. If a grantee shall no longer be employed by the Company or any Affiliate for any reason whatsoever, including, without limitation, by reason of death, permanent disability, adjudicated incompetency or termination with or without cause (each, a "termination" and the effective date of such termination is hereinafter referred to as the "Termination Effective Date"), irrespective of whether such grantee receives in connection with the termination any severance or other payment from the Company or any Affiliate, the Company, by written notice (the "Call Notice") to such grantee, his estate, or his legal representative, as the case may be, or his "Permitted Transferee" (as defined in Section 3.3) (the "Departing Purchaser"), given within sixty (60) days after the later of (x) the Termination Effective Date, and (y) where applicable, the expiration of the Post-Employment Exercise Period (as defined below) (the "Primary Election Period"), shall have the right, but not the obligation, to purchase (any such right but not obligation hereunder, a "Call Option"), and if the Company exercises such Call Option, the Departing Purchaser shall have the obligation to sell, such number of shares of Common Stock specified in the Call Notice, which number may be any or all of the shares of Common Stock held by the Departing Purchaser (the "Departing Purchaser Shares"), at an aggregate purchase price equal to the Call Purchase Price (as defined in Appendix A hereof) on the Termination Effective Date. The Post-Employment Exercise Period shall mean the period following the grantee's termination of employment during which he (or in the case of his death, the person to whom options to acquire such shares pass in accordance with Section 2.7(d) hereof) may exercise the vested portion of such option granted thereunder in accordance with the provisions of Section 2.7 hereof (or under the applicable Plan agreement, if different). If the Company elects not to purchase all of the Departing Purchaser

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                                                                            11

Shares, not later than the end of the Primary Election Period, the Company shall so notify the other Management Stockholders and shall include in such notice the Call Purchase Price on the Termination Effective Date.

              (b) CALL OPTION OF OTHER MANAGEMENT STOCKHOLDERS. For the thirty (30) days following the end of the Primary Election Period (or the earlier delivery of the notice from the Company referred to in the final sentence of Section 2.8(a)) (the "Secondary Election Period"), each other "Management Stockholder" (as defined in the preamble to the Supplemental Stockholders' Agreement), by written notice (the "Call Notice") to the Departing Purchaser given within the Secondary Election Period, shall have such a Call Option and if any other Management Stockholder exercises such Call Option, the Departing Purchaser shall have the obligation to sell to such Management Stockholder, the aggregate number of Departing Purchaser Shares specified in such Call Notices and not purchased by the Company pursuant to Section 2.8(a), at an aggregate purchase price equal to the Call Purchase Price on the Termination Effective Date. If such Management Stockholders elect to purchase more than the number of Departing Purchaser Shares not purchased by the Company, the same procedure shall be followed, except that the number of shares to be sold and the aggregate purchase price shall be divided PRO RATA among such electing Management Stockholders, in the relative proportion that the number of shares of Common Stock held by each bears to the total number of shares of Common Stock held by all such Management Stockholders electing to purchase the Departing Purchaser Shares not purchased by the Company, or as such electing Management Stockholders may otherwise agree among themselves. If the other Management Stockholders elect not to purchase all of the Departing Purchaser Shares, not later than the end of the Secondary Election Period, the Company shall immediately so notify the Investors and shall include in such notice the Call Purchase Price on the Termination Effective Date.

              (c) CALL OPTION OF INVESTORS. For the thirty (30) days following the end of the Secondary Election Period (or the earlier delivery of the notice from the Company referred to in the final sentence of Section 2.8(b)) (the "Tertiary Election Period"), each "Investor" (as defined in the Supplemental Stockholders' Agreement), by written notice (the "Call Notice") to the Departing Purchaser given within the Tertiary Election Period, shall have such a Call Option and if any Investor exercises such Call Option, the Departing Purchaser shall have the obligation to sell to the Investors, the aggregate number of Departing Purchaser Shares specified in such Call Notices not purchased by the Company or the other Management Stockholders pursuant to Sections 2.8(a) and 2.8(b), at an aggregate purchase price equal to the Call Purchase Price on the Termination Effective Date. If the Investors elect to purchase more than the number of Departing Purchaser Shares not purchased by the Company or the other Management Stockholders, the same procedure shall be followed, except that the number of shares to be sold and the aggregate purchase price shall be divided PRO RATA among such electing Investors, in the relative proportion that the number of shares of Common Stock held by each

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                                                                            12

bears to the total number of shares of Common Stock held by all such Investors electing to purchase Departing Purchaser Shares, or as such electing Investors may otherwise agree among themselves. If the Investors elect not to purchase all of the Departing Purchaser Shares not purchased by the Company or the other Management Stockholders, the Company shall immediately so notify the Put Eligible Holders (as defined below) and shall include in such notice the Put Purchase Price on the Termination Effective Date.

              (d) PUT OPTION. If all of the Departing Purchaser Shares are not purchased pursuant to Sections 2.8(a) through (c) above, then for a period of sixty (60) days following the Tertiary Election Period (or the earlier delivery of the notice from the Company referred to in the final sentence of
Section 2.8(c)), the Departing Purchaser shall have the right and option (the "Put Option") to require the Company to purchase any or all of the shares of Common Stock held by such Departing Purchaser by delivering written notice of exercise (the "Put Exercise Notice") to the Company setting forth the number of such shares of Common Stock subject to the Put Option. If the Departing Purchaser shall exercise the Put Option, then the Company shall purchase, and the Departing Purchaser shall sell, such number of shares of Common Stock set forth in the Put Exercise Notice delivered by such Departing Purchaser at an aggregate purchase price equal to the Put Purchase Price (as defined in Appendix B hereof) on the Termination Effective Date.

              (e) RESTRICTIONS ON PUT. In the event that following the delivery of a Put Exercise Notice, the Company is unable to repurchase the shares of Common Stock set forth in the Put Exercise Notice (and any shares of Common Stock transferred by the grantee to his Permitted Transferees) as a result of legal or bona fide business or contractual restrictions which the Company shall make reasonable efforts to remove, then such Put Exercise Notice shall nevertheless remain in full force and effect (in which event the Company shall repurchase the shares of Common Stock set forth in the Put Exercise Notice within sixty (60) days following the date on which the Company first becomes able to repurchase all of such shares), unless within sixty (60) days of receiving notice from the Company of such inability (and in any event prior to repurchase of such shares by the Company), the Departing Purchaser notifies the Company that he elects to withdraw and terminate the Put Exercise Notice.

              (f) CLOSING. The closing of any purchase under this Section 2.8 shall, subject to Section 2.8(e) and a reasonable period to effect the completion of any required regulatory approvals, be held at the principal offices of the Company at 11:00 a.m. local time on the 30th day after the date of the latest Call Notice or, if applicable, Put Exercise Notice, as the case may be, or at such other time and place as the Company and the Departing Purchaser agree upon. At such closing, the Departing Purchaser shall deliver or cause the delivery of certificates representing the shares of Common Stock to be sold, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, and such shares shall be free and clear of any liens, claims, options, charges, encumbrances or rights of others arising through the action or inaction of the Departing Purchaser and the Departing Purchaser shall so represent and warrant, and further represent and warrant that he or she or it is the beneficial owner of such shares. The Company, the other Management Stockholders and/or the Investors, as the case may be, shall deliver at the closing payment in full, by certified or bank check for such shares.

              (g) TERMINATION OF CALL AND PUT OPTIONS UPON IPO. The provisions of this Section 2.8 shall terminate automatically upon the consummation of an IPO (as such term is defined in Section 3.11(e)).

         2.9 SPECIAL ISO REQUIREMENTS. In order for a grantee to receive special tax treatment with respect to stock acquired under an option intended to be an incentive stock option, the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company's parent or subsidiary corporations (within the meaning of Code section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Code section 424(a) applies. No option intended to be an incentive stock option shall be granted under the Plan unless the Plan is approved, directly or indirectly, by (i) the express consent of stockholders holding at least a majority of the Company's voting stock voting in person or by proxy at a duly held stockholders' meeting, or (ii) the unanimous written consent of the stockholders of the Company, within 12 months before or after the date the Plan is adopted. If an option granted under the Plan is intended to be an incentive stock option, and if the grantee, at the time of grant, owns stock possessing 10 percent or more of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (a) the option exercise price per share shall in no event be less than 110 percent of the Fair Market Value of the Common Stock on the date of such grant and (b) such option shall not be exercisable after the expiration of five years after the date such option is granted.


                                      ARTICLE 3

                                    MISCELLANEOUS

         3.1  AMENDMENT OF THE PLAN; MODIFICATION OF AWARDS.

              (a) PLAN AMENDMENTS. The Board may, without stockholder approval, at any time and from time to time suspend, discontinue or amend the Plan in any respect whatsoever, except that no such amendment shall impair any rights under either any award theretofore made under the Plan or a Plan Agreement theretofore executed, without the consent of the optionee. Furthermore, from and after the time the Plan is initially approved by the stockholders, except as and to the extent otherwise permitted by Section 3.5 or 3.11, no such amendment shall be made without stockholder approval if (i) such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Act or Code section 162(m) (provided that the Company is subject to the requirements of Section 16 of the Act or Code section 162(m), as the case may be, as of the date of such action), (ii) if such amendment shall permit a stock option or stock appreciation right to be exercisable more than 10 years after the date of grant, or (iii) if such amendment shall extend the term of the Plan beyond the period set forth in
Section 3.13.

              (b)  AWARD MODIFICATIONS.  With the consent of the grantee
(except with respect to the Committee's ability to substitute awards without the consent of the grantee in accordance with Section 1.5(c)), and subject to the terms and conditions of the Plan (including Section 3.1(a)), the Committee may amend outstanding Plan agreements with such grantee, including, without limitation, any amendment which would (i) accelerate the time or times at which an award may vest or become exercisable and/or (ii) extend the scheduled termination or expiration date of the award.

         3.2  RESTRICTIONS.

              (a) CONSENT REQUIREMENTS. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent, which the Committee shall make reasonable efforts to obtain, shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, if (i) the Committee may make any payment in cash, Common Stock or both, and (ii) the Committee determines that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent has been obtained.

              (b) CONSENT DEFINED. The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state or local law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any Affiliate.

         3.3 NONTRANSFERABILITY. No award granted to any grantee under the Plan or under any Plan agreement shall be assignable or transferable by the grantee other than by will or by the laws of descent and distribution. During the lifetime of the grantee, all rights with respect to any option or stock appreciation right granted to the grantee under the Plan or under any Plan agreement shall be exercisable only by him. Shares of Common Stock acquired upon exercise of any portion of an option granted to a grantee under the Plan shall not be transferable to any person, other than (i) to the grantee's parent, spouse, ex-spouse or child (or any trust for the benefit of any such person) or
(ii) pursuant to the laws of descent and distribution, in each case, to a "Permitted Transferee" and such shares shall remain subject to the call and put options set forth in Section 2.8 above. Each transferee shall agree in writing to be bound by all of the provisions of this Plan and any applicable Plan agreement, and no such transferee shall be permitted to make any transfer other than in accordance with the terms of the Plan or such Plan agreement.

         3.4  WITHHOLDING TAXES.

              (a) Whenever under the Plan shares of Common Stock are to be delivered upon exercise of an option or stock appreciation right, the Company may require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid under the Plan (whether upon exercise of a stock appreciation right or otherwise), the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Common Stock under the Plan.

              (b) Without limiting the generality of the foregoing, (i) a grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted shares of Common Stock owned by the grantee for at least six months (or such other period as the Committee may determine) having a Fair Market Value (determined as of the date of such delivery by the grantee) equal to all or part of the amount to be so withheld, provided that the Committee may require, as a condition of accepting any such delivery, that the grantee furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under section 16b of the Act; and (ii) the Committee may permit any such delivery to be made by withholding shares of

Common Stock from the shares otherwise issuable pursuant to the award(s) giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date the award(s) was exercised).

         3.5 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If and to the extent specified by the Committee, the number of shares of Common Stock which may be issued pursuant to awards under the Plan, the number of shares of Common Stock subject to awards under the Plan, the option exercise price and appreciation base of options and stock appreciation rights theretofore granted under the Plan, and the amount payable by a grantee in respect of an award (if any), may be appropriately adjusted (as the Committee may determine) for any change in the number of issued shares of common stock resulting from the subdivision or combination of shares of common stock or other capital adjustments, or the payment of a stock dividend or other extraordinary dividend after the effective date of this Plan, or other change in such shares of common stock effected without receipt of consideration by the Company; provided, that any awards covering fractional shares of common stock resulting from any such adjustment shall be rounded up to the next whole share, and provided further, that each incentive stock option granted under the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an "incentive stock option" within the meaning of Code section 422. Adjustments under this Section
3.5 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         3.6 RIGHT OF DISCHARGE RESERVED. Nothing in the Plan or in any Plan agreement shall confer upon any person the right to continue in the employment or service of the Company or an Affiliate or affect any right which the Company or an Affiliate may have to terminate the employment or service of such person.

         3.7 NO RIGHTS AS A STOCKHOLDER. No grantee or other person shall have any of the rights of a stockholder of the Company with respect to shares subject to an option or shares deliverable upon exercise of a stock appreciation right until the issuance of a stock certificate to him for such shares. Except as otherwise provided in Section 3.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued. In the case of a grantee of an award which has not yet vested and become exercisable, the grantee shall have the rights of a stockholder of the Company if and only to the extent provided in the applicable Plan agreement.

         3.8  NATURE OF PAYMENTS.

              (a) Any and all awards or payments hereunder shall be granted, issued or paid, as the case may be, in consideration of services performed for the Company or for its Affiliates by the grantee.

              (b) No such awards, issuances and payments shall, unless otherwise determined by the Committee, be taken into account in computing the amount of the grantee's salary or compensation for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate or (ii) any agreement between the Company or any Affiliate and the grantee.

              (c) By accepting an award under the Plan, the grantee shall thereby waive any claim to continued exercise or vesting of an award or to damages or severance entitlement related to non-continuation of the award beyond the period provided herein or in the applicable Plan agreement, notwithstanding any contrary provision in any written employment contract with the grantee, whether any such contract is executed before or after the grant date of the award.

         3.9 NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan,
(c) the exercise by the Committee of its discretion in respect of the exercise of stock appreciation rights pursuant to the terms of the Plan, and
(d) the treatment of leaves of absence for purposes of Section 2.7(b).

         3.10 OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

         3.11 CERTAIN REORGANIZATIONS.

              (a) In the event that the Company is merged or consolidated with another corporation (other than an Affiliate) and, whether or not the Company shall be the surviving corporation, there shall be any change in the shares of common stock by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person (other than an Affiliate) or in the event of a "Change of Control" (as defined in Section 3.11(e) below), after the date of the adoption of this Plan, or in the event of a reorganization or liquidation of the Company where the recipient of most of the Company's assets is not an Affiliate (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the Board shall propose that the Company enter into a Reorganization Event, then the Committee may in its discretion take any or all of the following actions:

                 (i) by written notice to each grantee, provide that his outstanding options and/or stock appreciation rights will be terminated unless exercised within 30 days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice (without acceleration of the vesting and/or exercisability of such awards (subject to the provisions of Section 3.11(c) with respect to a Change of Control or IPO)); and/or

                (ii) advance the dates upon which any or all outstanding options and/or stock appreciation rights shall be vested and/or exercisable (subject to the provisions of Section 3.11(c) with respect to a Change of Control or IPO).

              (b) Whenever deemed appropriate by the Committee, any action referred to in Section 3.11(a) may be made conditional upon the consummation of the applicable Reorganization Event.

              (c) In the event that a "Change of Control" or an "IPO" (as such terms are defined in Section 3.11(e) below) is effective prior to January 1, 2001, then upon the consummation of the Change of Control or IPO: (i) all outstanding options and unrelated stock appreciation rights granted under the Plan with respect to the calendar year in which such Change of Control or IPO is effective (including any such awards which were granted with respect to a prior calendar year and which did not then vest and become exercisable, which were regranted with respect to the calendar year in which such Change of Control or IPO is effective) to the "Eligible Grantees" (as defined below) shall immediately become fully vested and exercisable, and (ii) any options and unrelated stock appreciation rights granted under the Plan to each Eligible Grantee with respect to each calendar year after the calendar year in which such Change of Control or IPO is effective, as evidenced by a Plan agreement executed by the Eligible Grantee and the Company shall immediately be granted and become fully vested and exercisable. The option exercise price for each such option (and the appreciation base for each such unrelated stock appreciation right) described in clause (ii) in the preceding sentence shall be the option exercise price for the most recent option granted under the Plan in the event of a Change of Control, or the price per share at which shares of Common Stock are offered in the IPO in the event of an IPO. The term "Eligible Grantee" means an individual who has been granted an award under the Plan and who remains actively employed by the Company or its Affiliates on the effective date of the Change of Control or IPO. There shall be no acceleration of the grant, vesting or exercisability of any award under the Plan if a Change of Control or IPO becomes effective after December 31, 2000. A Change of Control or IPO shall not cause any award granted under the Plan with respect to any calendar year prior to the calendar year in which the Change of Control or IPO becomes effective to become further vested or exercisable.

              (d) LOOK BACK RIGHT. If (a) any grantee shall (i) be discharged from employment without cause or (ii) terminate his or her employment for good reason or by reason of such grantee's death or permanent disability; (b) (i) the Company, the other Management Stockholders or the Investors shall have exercised its or their Call Options with respect to any Management Shares held by such grantee (or any other Departing Purchaser of such grantee) or (ii) such Departing Purchaser shall have exercised his, her or its Put Option with respect to any shares of such Departing Purchaser; and (c) a change of control is consummated through one or more transactions (collectively, a "Change of Control Transaction") within six months after such discharge or termination, then such Departing Purchaser (an "Eligible Stockholder"), shall be eligible (but not obligated) to exercise the right to receive from the persons purchasing such shares upon exercise of a Call Option or Put Option (PRO RATA as to the number of such shares so purchased) an additional payment determined in the following sentence. The amount of such additional payment shall be an amount such that the Eligible Stockholder receives the same amount and type of consideration as such Eligible Stockholder would have received in the Change of Control Transaction if the shares transferred through exercise of the Call Options and/or Put Options had instead been transferred in the Change of Control Transaction, by receiving the amount per share by which the consideration that other stockholders received in the Change of Control Transaction exceeds the consideration that the Eligible Stockholder received through the exercise of the Call Options, or through the exercise of the Put Options; provided that, in the case of any Eligible Stockholder who exercised a Put Option, the number of shares subject to adjustment under this Section 3.11(d) (the "Qualifying Number of Put Shares") shall be made only with respect to a number of shares of Common Stock (if any) obtained by dividing (x) the amount of "Indebtedness" (as defined in Section 3.11(e)) owed by such grantee to the Company at the time such Put Option was exercised by (y) the Put Purchase Price at which such Put Options were exercised (the "Put Price"). If the consideration received by other stockholders in the Change of Control Transaction is payable entirely in cash, the payment required by this Section 3.11(d) shall be made by payment of an additional cash payment. If the consideration received by other stockholders in the Change of Control Transaction is all or partially in consideration other than cash, the Eligible Stockholder shall return all or a proportionate amount of the cash previously received upon exercise of the Call Option or all or a proportionate amount of the Qualified Put Amount (as defined below) in exchange for such other consideration. The term "Qualified Put Amount" means the Qualified Number of Put Shares multiplied by the Put Price. In addition, an interest factor of eight percent (8%) per annum shall be charged to the Eligible Stockholder, calculated from the date of payment under the Call Option or Put Option to the date the Eligible Stockholder receives payment or consideration under this Section 3.11(d). The Committee shall make all determinations of any adjustment pursuant to this Section 3.11(d) and such determination shall be final and binding on all parties absent manifest error. Not later than thirty
(30) days following a Change of Control Transaction, the Company shall give notice to each Eligible Stockholder of his or her rights under this Section 3.11(d) and unless such Eligible Stockholder shall exercise his or her rights hereunder within thirty (30) days following the delivery of such notice, all rights under this
Section 3.11(d) shall irrevocably terminate. The provisions of this Section 3.11(d) shall terminate automatically upon the consummation of an IPO.

              (e) ADDITIONAL DEFINITIONS. The term "Change of Control" means either (i) a person or "group" (within the meaning of section 13(d)(3) of the Act but excluding any underwriter participating in a public offering of the Company's securities) acquiring or having beneficial ownership of securities (including options, warrants, rights and convertible and exchangeable securities) having a majority of the ordinary voting power of the capital stock of the Company (assuming exercise or conversion solely of the securities held by such person or group), (ii) the election of a majority of the directors of the Company who are not currently directors of the Company and are not designated or approved by a majority of the Company's current directors or their designated or approved successors, or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company. The term "IPO" means an offering of Common Stock of the Company registered under the Securities Act of 1933, as amended from time to time, or any successor act. The term "Permanent Disability" means the physical or mental inability of the grantee to perform, consistent with past practice, the grantee's duties (including such duties as specified in any employment agreement) for at least 12 consecutive months. The term "Good Reason" means a resignation by the grantee as a result of one or both of the following events: (i) a material reduction in the grantee's aggregate compensation, duties or title with respect to the Company or any of its Affiliates (other than nonsubstantive, titular or nominal changes); or (ii) a material breach of any employment agreement of the grantee by the Company or any of its Affiliates unless such breach is substantially cured within a reasonable period of time after written notice advising the Company of the acts or omissions constituting such breach is actually received by the Company in accordance with the notice provisions of such employment agreement. The term "Indebtedness" means any amount borrowed by a grantee from the Company in connection with a purchase by the grantee of Common Stock.

         3.12 SECTION HEADINGS. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

         3.13 EFFECTIVE DATE AND TERM OF PLAN.

              (a) The Plan shall be adopted subject to the approval of the Board and the written approval of holders of record of stock of the Company representing more than seventy-five percent (75%) of the voting power of all outstanding stock of the Company on the date the Plan is adopted (determined without regard to any stock actually or constructively owned by any grantee and such other persons as determined by the Company), and the Plan shall become effective as of January 1, 1997.

              (b) The Plan shall terminate 10 years after the earlier of the date on which it becomes effective or the date on which it is approved by shareholders, and no awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all awards made under the Plan prior to such termination date shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan.

         3.14 GOVERNING LAW. This Plan shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                                      APPENDIX A

         "Call Purchase Price" means the purchase price equal to a number obtained by the following formula:

                                     (X-Y) x A/B
where

         X equals the Call Multiplier multiplied by EBITDA (as defined below);

         Y equals the aggregate amount of consolidated Indebtedness (as defined below);

         A equals the number of shares of Common Stock for which options have been granted to the respective grantee ("Shares") subject to the Call Notice; and

         B equals the number of issued and outstanding shares of capital stock of the Company plus all shares issuable pursuant to warrants exercisable at a price equal to $.01 per warrant, each as of the date of the Call Notice.

         The Call Multiplier is equal to the Multiplier.

         The Multiplier shall be determined in the following manner:

         (a) Not later than 90 days after the end of each fiscal year of the Company, the Compensation Committee of the Board (the "Compensation Committee") shall determine the Multiplier in effect with respect to the effective date of terminations of employment in such prior fiscal year based on its good faith determination of the value of comparable enterprises. The Compensation Committee shall promptly notify in writing each member of the Company's management who has outstanding options under this Plan which are vested and exercisable and/or was ever granted an option to purchase shares by the Company and currently owns shares of Common Stock and who is subject to any call or put arrangement based on a price determined with reference to the Call Multiplier or the Put Multiplier (as defined in Appendix B) (the "Affected Management Stockholders") as to the Multiplier as so determined.

         (b) The determination of the Compensation Committee pursuant to paragraph (a) above shall be final and binding unless, within 30 days following such determination, Affected Management Stockholders holding a majority interest of common stock then owned by the Affected Management Shareholders or which may be acquired by the Affected Management Shareholders upon exercise of outstanding options under this Plan which are vested and exercisable shall notify the members of the Compensation Committee in writing (a "Contest Notice") that such Affected Management Stockholders contest such determination. The Affected Management Stockholders and the Compensation Committee will use their reasonable best efforts to agree within 30 days following receipt of a Contest Notice upon an appropriate Multiplier and if they are unable to do so shall thereupon jointly appoint an independent appraiser (the "Independent Appraiser") who shall determine the Multiplier and whose decision shall be binding upon the Company and all Affected Management Stockholders. If the Compensation Committee and the Affected Management Stockholders delivering the Contest Notice shall fail to make the joint selection of the Independent Appraiser within such 30-day period, then the Company's independent auditors shall select such Independent Appraiser (which shall not be such auditing firm).

         (c) Subject to paragraph (d), the Multiplier shall be in effect for the entire fiscal year in which it is determined and shall be given retroactive effect if necessary to the beginning of such fiscal year. If any Call Option or Put Option shall be exercised prior to the determination of the Multiplier for that fiscal year, the Compensation Committee shall make a provisional determination of the Call Purchase Price or the Put Purchase Price, in its sole discretion, but in no event less than using the minimum Multiplier set forth in paragraph (e) below. Any adjustment required shall be made promptly following final determination of the Multiplier.

         (d) Notwithstanding paragraph (c), either the Company or Affected Management Stockholders holding a majority interest of common stock then owned by the Affected Management Shareholders or which may be acquired by the Affected Management Shareholders upon exercise of outstanding options under this Plan which are vested and exercisable may, by written notice to the Compensation Committee (if the request is being made by the Affected Management Stockholders) or to each Affected Management Stockholder (if the request is being made by the Company), require a redetermination of the Multiplier if the persons requesting such redetermination determine in good faith that a material change has occurred since the date of the most recent determination in the financial condition or business prospects of the Company and its subsidiaries, taken as a whole, or in major financial markets in the United States. Promptly following the receipt of any written notice under this paragraph (d), the procedures set forth in paragraphs (a) and (b) shall be taken; however, any redetermination shall only be given prospective effect from the time such redetermination is finally made.

         (e) Notwithstanding anything to the contrary set forth in this definition of Multiplier, in no event shall the Multiplier be less than 5.5 nor greater than 7.0.

         (f) The costs of the Independent Appraiser shall be borne by the Company.

         EBITDA shall mean the Company's consolidated income from operations plus the sum of consolidated depreciation, amortization and non-recurring transition costs and adjusted for consolidated non-cash gains and losses on sales of assets, all in accordance with generally accepted accounting principles consistently applied and as determined by the Committee, for the most recent four (4) consecutive full fiscal quarters subsequent to the date of adoption of this Plan and prior to the date of the delivery of the Call Notice.

         Indebtedness shall mean consolidated Indebtedness (as such term is defined in the Indenture with Fleet National Bank pursuant to which the Company's Senior Subordinated Notes are being issued) of the Company, minus marketable securities and cash equivalents, plus $2.5 million, as reflected on the Company's balance sheet of the last day of the most recent fiscal quarter ending prior to the date of the delivery of the Call Notice.

                                      APPENDIX B


         "Put Purchase Price" means the purchase price equal to a number obtained by the following formula:

                                     (X-Y) x A/B

where

         X equals the Put Multiplier multiplied by EBITDA (as defined in Appendix A attached hereto);

         Y equals the aggregate amount of consolidated Indebtedness (as defined in Appendix A attached hereto);

         A equals the number of Shares (as defined in Appendix A attached hereto) subject to the Put Exercise Notice (and the Shares required to be sold to the Company by any Permitted Transferee); and

         B equals the number of issued and outstanding shares of capital stock of the Company plus all shares issuable pursuant to warrants exercisable at a price equal to $.01 per warrant, each as of the date of the Put Exercise Notice.

         The Put Multiplier equals the Call Multiplier as from time to time in effect (as defined in Appendix A hereto), minus 0.2.